UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2016

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana		46222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On January 23, 2016, Marsha Mishler notified the Board of Directors (“Board”) of Allison Transmission Holdings, Inc. (the “Company”) that she was resigning as a director of the Company and as a member of the Audit Committee of the Board, effective immediately. Ms. Mishler’s decision to resign was not as a result of any disagreement with the Company.

On January 23, 2016, Gregory Ledford notified the Board that he would not stand for re-election at the Company’s 2016 annual meeting of stockholders. Mr. Ledford’s decision to not stand for re-election was not as a result of any disagreement with the Company.

Appointment of New Director

On January 25, 2016, the Company issued a press release to announce that on January 24, 2016, its Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Alvaro Garcia-Tunon to serve as a Class II member of the Company’s Board, effective immediately, with a term to expire at the Company’s 2017 annual meeting of stockholders. The appointment of Mr. Garcia-Tunon fills the vacancy created by Ms. Mishler’s resignation. In addition, Mr. Garcia-Tunon has been appointed to serve on the Audit Committee of the Board.

As a non-management director, Mr. Garcia-Tunon will receive compensation in accordance with the Company’s Second Amended and Restated Non-Employee Director Compensation Policy (“Policy”). (See the Policy filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 with the Securities and Exchange Commission (“SEC”) on April 28, 2015.) In addition, it is expected that Mr. Garcia-Tunon will execute the Company’s standard form of director indemnification agreement. (See the Form of Director Indemnification Agreement filed as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 16, 2011.) There was no arrangement or understanding pursuant to which Mr. Garcia-Tunon was elected as a director, and there are no related party transactions between the Company and Mr. Garcia-Tunon.

A copy of the Company’s press release announcing the appointment of Mr. Garcia-Tunon to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Allison Transmission Holdings, Inc., dated January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: January 25, 2016
	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Allison Transmission Holdings, Inc., dated January 25, 2016.